SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2009

ADEONA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	01-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3930 Varsity Drive, Ann Arbor, Michigan 48108

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (734) 332-7800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 22, 2009  Adeona Pharmaceuticals, Inc. (the ‘Company”) and the Regents of the University of Michigan (the University”) amended their license agreement dated August 3, 2005 and amended on August 26, 2008 (collectively, the "License Agreement") pursuant to which the University and the Company agreed:

1.
To limit the licensed patents to U.S. Patent 7,416,741 and corresponding foreign patents and to limit the field of use under the licensed patents to the treatment of Alzheimer’s, Huntington’s, and Parkinson’s diseases.

2.	To replace the due diligence obligations of the Company under the License Agreement with the following:

(a)	Initiate manufacturing under Good Manufacturing Practices (GMP) of bulk active pharmaceutical ingredient used in the licensed products within one (1) year;

(b)	File an investigational new drug (IND) application within twelve (12) months.

(c)	Initiate Phase I clinical trial within six months (6) of IND approval; and

(d)	Commence first commercial sale by December 31, 2016.

3.
The Company is to reimburse the University for patent costs in the amount of $37,562 according to the following schedule: Within five (5) days: $10,000; within six (6) months: $10,000; and within twelve (12) months: $17,562.

4.	To reduce the annual license fees to $5,000 per year until 2015 and $50,000 per year thereafter.

The information contained in this Item 1.01 is qualified in its entirety by the Second Amendment to License Agreement attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01.                Financial Statements and Exhibits

(d)           Exhibits.  The following exhibits are being furnished as part of this Report.

Exhibit Number	Description of Exhibit

10.1	Second Amendment to License Agreement dated June 19, 2009 and executed June 22, 2009 between the Regents of the University of Michigan and Adeona Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEONA PHARMACEUTICALS, INC.

Date: June 26, 2009	By:	/s/ Steve H. Kanzer
Name: Steve H. Kanzer
Its: Chairman and Chief Executive Officer